UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

Foot Locker, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 15, 2013 (the “2013 Annual Meeting”). Shareholders voted on the proposals set forth below. For more information on the proposals, please see the Company’s 2013 Proxy Statement, the relevant portions of which are incorporated herein by reference. The final voting results are listed below.

1. Shareholders elected three nominees to the Board of Directors for three-year terms expiring at the Annual Meeting of Shareholders in 2016 and elected one nominee to the Board of Directors for a two-year term expiring at the Annual Meeting of Shareholders in 2015:

Name	Term	Votes For	Votes Withheld	Broker Non- Votes
Maxine Clark	2 Years	124,086,024	639,877	9,368,025
Ken C. Hicks	3 Years	121,854,270	2,871,631	9,368,025
Guillermo Marmol	3 Years	124,340,643	385,258	9,368,025
Dona D. Young	3 Years	122,143,118	2,582,783	9,368,025

Nicholas DiPaolo, Alan D. Feldman, Jarobin Gilbert Jr., Matthew M. McKenna, and Cheryl Nido Turpin, having previously been elected directors of the Company for terms continuing beyond the 2013 Annual Meeting, continue in office as directors. James E. Preston, Allen Questrom, and David Y. Schwartz retired as directors at the conclusion of the 2013 Annual Meeting in accordance with the retirement policy for directors.

2. With respect to the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
131,803,446	2,115,056	175,424	- 0 -

3. With respect to the proposal to approve the 2013 Foot Locker Employees Stock Purchase Plan, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,837,972	421,600	1,466,329	9,368,025
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4. With respect to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
120,124,518	2,864,663	1,736,720	9,368,025

5. With respect to the non-binding shareholder proposal to repeal the classified board, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
113,705,774	10,736,308	283,819	9,368,025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC. (Registrant)

Date: May 20, 2013	By:	/s/ Gary M. Bahler
Senior Vice President, General Counsel and Secretary
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